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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                New York                                       11-2418067
(STATE OF INCORPORATION OR ORGANIZATION)                    (I.R.S. EMPLOYER
                                                          IDENTIFICATION NO.)

          388 Greenwich Street
           New York, New York                                    10013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this
form relates:                                                      333-106272
                                                                 (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

                    TITLE OF EACH CLASS                                   NAME OF EACH EXCHANGE ON WHICH
                    TO BE SO REGISTERED                                   EACH CLASS IS TO BE REGISTERED
                    -------------------                                   ------------------------------
Equity Linked Securities (ELKS(R)) Based Upon the Common                     American Stock Exchange
Stock of Genentech, Inc. Due 2005

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus dated June 30, 2003 (Registration No. 333-106272), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the ELKS" and "Description of the ELKS" on pages S-3 through S-7, S-9 through S-12 and S-13 through S-20, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated July 28, 2004, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the ELKS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the ELKS, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2. EXHIBITS.

            99 (A). Prospectus dated June 30, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 9, 2003.

            99 (B). Preliminary Prospectus Supplement describing the Equity Linked Securities Based Upon the Common Stock of Genentech, Inc. Due 2005, Subject to Completion, dated July 28, 2004, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated July 29, 2004.

            99 (C). Form of Note.

            99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit
99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

            Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.


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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Citigroup Global Markets Holdings Inc.
                                                  (REGISTRANT)

Date: August 23, 2004                   By:     /s/ Scott Freidenrich
                                              -----------------------
                                              Name:    Scott Freidenrich
                                              Title:   Executive Vice President
                                                       and Treasurer


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                                INDEX TO EXHIBITS

Exhibit No.                            Exhibit
-----------                            -------
99(A).         Prospectus dated June 30, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 9, 2003.

99(B).         Preliminary Prospectus Supplement describing the Equity
               Linked Securities Based Upon the Common Stock of Genentech, Inc.
               Due 2005, Subject to Completion, dated July 28, 2004, incorporated by reference to the Registrant's filing under Rule
               424(b)(2) dated July 29, 2004.

99(C).         Form of Note.

99(D).         Senior Debt Indenture between Citigroup Global Markets
               Holdings Inc. and The Bank of New York, dated as of October 27,
               1993, incorporated by reference to Exhibit 3 to the Registrant's
               Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9,
               1997, and a Second Supplemental Indenture, dated as of July 1,
               1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No.
               333-38931.


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